UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2020
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

	Delaware		001-34249	95-0725980
	(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

	1912 Farmer Brothers Drive,	Northlake,	Texas	76262
(Address of Principal Executive Offices) (Zip Code)

		888	998-2468
(Registrant’s Telephone Number, Including Area Code)

None
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on Which Registered
	Common Stock, $1.00 par value		FARM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On June 10, 2020, Farmer Bros. Co. (the “Company”) announced the appointment of Maurice S. J. Moragne as the Company's Chief Sales Officer, effective on June 8, 2020 (the “Commencement Date”).
Mr. Moragne, age 56, mostly recently served as Chief Executive Office, Chief Sales Officer and Co-Founder of International Agriculture Group LLC, an  ingredient technology company, from August 2015 to June 2020, where he was responsible for managing investor financing, as well as assembling sales, marketing and technical teams. From July 2011 to July 2015, Mr. Moragne served as General Manager of the Chiquita Fruit Solutions business division of Chiquita Brands International, Inc., an agriculture production company, where he directed the daily operations, including oversight of Accounting, Finance, IT, Sales, Logistics, Quality, Operations, R&D, Marketing, Innovation, and Customer Service operations. Prior to 2011, he held various management positions with Naturipe Foods, LLC, Chiquita Brands International, Inc., L'Oreal and British American Tobacco. Mr. Moragne received a B.A. in Political Science and Government from Edinboro University of Pennsylvania.
The selection of Mr. Moragne to serve as Chief Sales Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Moragne and any director or executive officer of the Company, and there are no transactions between Mr. Moragne and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
Mr. Moragne’s initial base salary is $340,000 per year. His bonus target for fiscal year 2021 is expected to be $204,000. In connection with his employment, on the first day of the month following the Commencement Date, Mr. Moragne will be granted the number of non-qualified stock options with a grant date fair value of $75,000 (“NQSO”) determined based on a Black-Scholes valuation with a seven-year term, an exercise price equal to the closing price of the Company’s stock on the award date and ratably vesting over three years on each anniversary of the award date. Mr. Moragne will also receive such number of shares of restricted stock determined by dividing $75,000 by the closing price of the Company’s stock on the award date (the "RSU") which shall vest in their entirety on the third anniversary of the award date, subject to Mr. Moragne’s continued service with the Company through the vesting date. The NQSO and RSU will be issued under the Farmer Bros. Co. 2020 Inducement Incentive Plan. Mr. Moragne is entitled to all benefits and perquisites provided by the Company to its senior executives.
Effective as of the Commencement Date, the Company and Mr. Moragne will enter into the Company’s standard form of Indemnification Agreement for directors and officers. Pursuant to the Indemnification Agreement, the Company will, to the extent permitted by applicable law, indemnify and hold harmless the executive officer against all expenses, judgements, fines, penalties and amounts paid in settlement in connection with any threatened, pending or completed proceeding by reason of his or her status as an officer of the Company. The foregoing description is qualified in its entirety by the full text of the Indemnification Agreement, the form of which is filed herewith as Exhibit 10.1.
Effective as of the Commencement Date, the Company and Mr. Moragne will enter into the Company’s standard form of Change in Control Severance Agreement for executive officers, the form of which is filed herewith as Exhibit 10.2.
Item 7.01. Regulation FD Disclosure.
On June 10, 2020 the Company issued a press release announcing the appointment of Mr. Moragne, which is being furnished herewith as Exhibit 99.1.
As provided in General Instruction B.2. of Form 8-K, the information and exhibit furnished pursuant to Item 7.01 of this report are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing. In addition, the exhibit furnished herewith contains statements intended as "forward-looking statements" that are subject to the cautionary statements about forward-looking statements set forth in such exhibit.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement for Directors and Officers of the Company, as adopted on December 8, 2017 (with updated schedule of indemnitees attached)
10.2	Form of Change in Control Severance Agreement for Executive Officers of the Company (with updated schedule of covered executive officers attached)
99.1	Press Release of Farmer Bros. Co. dated June 10, 2020.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    June 10, 2020

FARMER BROS. CO.

By:	/s/ Scott R. Drake
Scott R. Drake
Chief Financial Officer (principal financial officer)